Exhibit 99.1

Aastrom Biosciences Domino’s Farms, Lobby K 24 Frank Lloyd Wright Drive Ann Arbor, MI 48105 T 734 418—4400 F 734 665—0485 www.aastrom.com

For Immediate Release

Aastrom Completes Acquisition of Sanofi’s Cell Therapy and Regenerative Medicine Business

ANN ARBOR, Mich., June 2, 2014 (GLOBE NEWSWIRE) — Aastrom Biosciences, Inc. (Nasdaq: ASTM), the leading developer of patient-specific expanded cellular therapies for the treatment of severe diseases and conditions, today announced that the company has completed its acquisition of Sanofi’s cell therapy and regenerative medicine (CTRM) business unit.  As announced on April 21, 2014, Aastrom paid $4 million in cash and $2.5 million in a promissory note to acquire the CTRM business, which includes three marketed products in the United States and Europe as well as manufacturing and production centers in the U.S. and Denmark.

The three marketed autologous cell therapy products acquired by Aastrom in this acquisition are Carticel® (autologous cultured chondrocytes), an autologous chondrocyte implant (ACI) product marketed in the United States for the treatment and repair of articular cartilage defects in the knee; Epicel® (cultured epidermal autografts), a permanent skin replacement for full-thickness burns greater than or equal to 30% of total body surface area, which is marketed in the United States; and MACI® (matrix-applied characterized autologous cultured chondrocytes), a third-generation ACI product currently marketed in the European Union for the treatment of focal chondral defects in the knee.  Revenues for all three products were $44 million in 2013.

“This acquisition significantly expands our cell therapy product portfolio with proven-effective commercial products and enhances our manufacturing, sales and marketing capabilities,” said Nick Colangelo, president and chief executive officer of Aastrom.  “We look forward to building upon the record of successful product innovation and customer service of the CTRM business and leveraging the capabilities of the combined organization as we develop our current pipeline, expand our cell therapy business and explore other strategic growth opportunities.”

About Aastrom Biosciences

Aastrom Biosciences is the leader in developing patient-specific expanded cellular therapies for use in the treatment of patients with severe diseases and conditions.  Aastrom markets three autologous cell therapy products in the United States and European Union for the treatment of cartilage repair and skin replacement, and is developing ixmyelocel-T, a patient-specific multicellular therapy for the treatment of advanced heart failure due to ischemic dilated cardiomyopathy.  For more information, please visit Aastrom’s website at www.aastrom.com.

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This document contains forward-looking statements, including, without limitation, statements concerning clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, anticipated milestones, potential advantages of our product candidates and the commercial success of our products, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with the clinical trial and product development activities, regulatory approval requirements, competitive developments, product commercialization and the availability of resources and the allocation of resources among different potential uses.  These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2014, Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

CONTACT:	Media contact:
David Salisbury
Berry & Company
dsalisbury@berrypr.com
(212) 253-8881

Investor contact:
Chad Rubin
The Trout Group
crubin@troutgroup.com
(646) 378-2947